                                                                    EXHIBIT 99.1

                              ARCH PETROLEUM INC.

                  PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 14, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Arch Petroleum Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement/Prospectus dated July 15, 1998 and appoints Larry V. Kalas or Randall W. Scroggins, and each of them, attorneys-in-fact and proxies with full power of substitution, to vote all shares of the Company's common stock or preferred stock (together, "Arch Stock") that the undersigned would be entitled to vote if then and there personally present, at a special meeting of stockholders of the Company to be held at the corporate offices of the Company at 777 Taylor Street, Suite II-A, Fort Worth, Texas, on August 14, 1998 at 9:00 a.m., local time, or at any adjournment or postponement thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                   ---------

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.

       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                 [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

                              ARCH PETROLEUM INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                              ]



1. APPROVAL OF AGREEMENT AND PLAN OF MERGER:              For  Against Abstain
   To approve the Agreement and Plan of Merger,            0      0       0
   dated as of May 28, 1998 (the "Merger Agreement"), by and among Pogo Producing Company, a Delaware corporation ("Pogo"), Alphac Inc., a Delaware corporation and wholly owned subsidiary of Pogo, and the Company, and the transactions contemplated thereby. As a result of the merger, the Company will become a wholly owned subsidiary of Pogo and the stockholders of Arch will be entitled to receive shares of Pogo common stock for their shares of Arch
   Stock in accordance with the terms of the Merger Agreement.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.
NOTE: Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation is signing, the signature should be that of an authorized officer and should state his or her title.
                                             Dated: ______________________, 1998
                                             Signature(s) ______________________

         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
____                                                                        ____